Exhibit 10.8.5

AMENDMENT NO. 5 TO
LOAN CERTIFICATE AND SERVICING AGREEMENT

     THIS AMENDMENT NO. 5 TO LOAN CERTIFICATE AND SERVICING AGREEMENT, dated as of April 8, 2004 (this “Amendment”), is entered into by and among

     (1) CAPITALSOURCE ACQUISITION FUNDING LLC, a Delaware limited liability company, as the seller (together with its successors and assigns in such capacity, the “Seller”);

     (2) CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CapitalSource Finance”), as the originator (together with its successors and assigns in such capacity, the “Originator”), and as the servicer (together with its successors and assigns in such capacity, the “Servicer”);

     (3) VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, “VFCC”), as the purchaser (together with its successors and assigns in such capacity, the “Purchaser”);

     (4) WACHOVIA CAPITAL MARKETS, LLC (f/k/a Wachovia Securities, Inc.), a Delaware corporation (together with its successors and assigns, “WCM”), as the agent for the Purchaser (together with its successors and assigns in such capacity, the “Purchaser Agent”) and as the agent for the Purchaser Agent (together with its successors and assigns in such capacity, the “Administrative Agent”); and

     (5) WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wells Fargo Bank Minnesota, National Association (“Wells Fargo”), not in its individual capacity but as the backup servicer (together with its successors and assigns in such capacity, the “Backup Servicer”), and not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

     Capitalized terms used but not defined herein are used as defined in the Agreement (defined below).

R E C I T A L S

     WHEREAS, the parties hereto entered into that certain Loan Certificate and Servicing Agreement, dated as of February 28, 2003, as amended by Amendment No. 1 to Loan Certificate and Servicing Agreement dated as of April 3, 2003, Amendment No. 2 to Loan Certificate and Servicing Agreement dated as of June 30, 2003, Amendment No. 3 to Loan Certificate and Servicing Agreement dated August 27, 2003 and Amendment No. 4 to Loan Certificate and Servicing Agreement dated February 26, 2004 (as further amended, supplemented, modified or restated from time to time, the “Agreement”);

     WHEREAS, the Originator has acquired a pool of master purchase agreements from the SLP Originator (defined below) and made a loan to the SPE Obligor (defined below) pursuant to the terms of the SLP Acquisition Agreement (defined below);

     WHEREAS, the Originator will on the SLP Funding Dates (defined below) transfer the Loans acquired from the SLP Financing Originator (defined below) to the Seller pursuant to the terms of the Sale Agreement; and

     WHEREAS, the parties hereto desire to amend the Agreement as provided herein;

     NOW THEREFORE, based on the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

     Section 1. Amendments.

     (a) The following definitions in Section 1.1 of the Agreement are hereby amended and restated in their entirety as follows:

Acquisition Agreements: Collectively, the FINOVA Acquisition Agreement, the Fleet Acquisition Agreement, the DVI Acquisition Agreements and the SLP Acquisition Agreement, and each an “Acquisition Agreement.”

Advance Rate: (a) Prior to June 30, 2004, an amount equal to 80%; (b) on or after June 30, 2004, (i) an amount equal to 80% if the Security System Loan Percentage (after giving effect to any agreed upon proposed funding) is less than 50%; (ii) an amount equal to 75% if the Security System Loan Percentage (after giving effect to any agreed upon proposed funding) is greater than or equal to 50% but less than or equal to 75%; and (iii) an amount equal to 70% if the Security System Loan Percentage (after giving effect to any agreed upon proposed funding) is greater than 75%.

CapitalSource Funding CP Facility: That certain Sale and Servicing Agreement, to be dated on or about April 19, 2004, by and among CapitalSource Funding III LLC, as the seller, CapitalSource Finance LLC, as the originator and as the servicer, VFCC and each other Commercial Paper Conduit from time to time party thereto, as the conduit purchasers, Wachovia Bank, National Association, as swingline purchaser, WCM, as the administrative agent and the VFCC agent, each other Purchaser Agent from time to time party thereto, and Wells Fargo, as the backup servicer and as the collateral custodian, as amended, modified, waived, supplemented or restated from time to time.

Change-in-Control: Any of the following:

(a) The failure of John K. Delaney, Jason M. Fish and Bryan Corsini and Affiliates thereof to own in the aggregate (directly or indirectly), free and clear of all liens, at least 7 million shares of the outstanding shares of common stock of CapitalSource Inc., as adjusted upwards or downwards from time to time for splits or reverse splits, respectively;

(b) The failure of CapitalSource Inc. to own (directly or through wholly owned subsidiaries), free and clear of all liens, 99.9% of the outstanding voting membership interests of the Originator;

(c) the creation or imposition of any Lien on any limited liability company membership interest in the Seller; or

(d) the failure by Originator to own all of the limited liability company membership interests in the Seller.

Eligible Obligor: On any date of determination, any Obligor that (i) is a business organization (and not a natural person) duly organized and validly existing under the laws of, and has its chief executive offices in, the United States or any political subdivision thereof, and has a billing address within the United States, (ii) is a legal operating entity or holding company (except with respect to the SPE Loan to the SPE Obligor), (iii) has not entered into the Loan primarily for such Obligor’s personal, family or household purposes, (iv) is not a Governmental Authority, (v) is not an Affiliate (other than with respect to the SPE Obligor) of any party hereto, (vi) is not in the gaming, nuclear waste, biotechnology, natural resources or real estate development industry, (vii) is not the subject of an Insolvency Proceeding, (viii) as of the applicable Cut-Off Date, has an Eligible Risk Rating, and (ix) is not an Obligor of a Charged-Off Loan or Delinquent Loan.

Facility Amount: $100,000,000, as such amount may vary from time to time upon the written agreement of the parties hereto; provided, that, such amount may not at any time exceed the aggregate Commitments then in effect; provided, further, that, on or after the Termination Date, the Facility Amount shall mean the Advances Outstanding.

Facility Termination Date: April 7, 2006, or such later date as the Administrative Agent and the Purchaser Agent, in its sole discretion, shall notify the Seller of in writing.

Financing Originator: Collectively, the FINOVA Financing Originator, the Fleet Financing Originator, the DVI Financing Originator and the SLP Financing Originator, and each a “Financing Originator.”

Funding Date: (i) The Business Day following the Closing Date, (ii) the Business Day following the Fleet Closing Date, (iii) the Business Day following the applicable DVI Closing Dates, (iv) the Business Day following the SLP Closing Date, and (v) as to any incremental Advance, any Business Day that is one (1) Business Day immediately following the receipt by the Administrative Agent and the Purchaser Agent of a Borrowing Notice (along with a Borrowing Base Certificate) in accordance with Section 2.2.

Loan: Any loan or MPA originated by the Originator or purchased by the Originator from a Financing Originator pursuant to and in accordance with an Acquisition Agreement that is identified on a Loan List or contributed to the Seller and is eligible to be purchased by the Seller and included as part of the Asset Pool on the Closing Date or, with respect to a Loan purchased from the Fleet Financing Originator, the Fleet Closing Date, or, with respect to a Loan purchased from the DVI Financing Originator, the DVI Closing Date, or with respect to a Loan purchased from the SLP Financing Originator, the SLP Closing Date, or with respect to a Loan originated by the Originator, the Subsequent Closing Date.

Loan Checklist: The list of loan documents attached as Schedule 5 to the Acquisition Agreement or attached as Schedule XVI to this Agreement that identifies the items contained in the related Loan File, as amended from time to time therein.

Loan Files: With respect to any Loan and Related Security, copies of each of the Required Loan Documents and duly executed originals (to the extent required by the Credit and Collection Policy) and copies of any other Records relating to such Loan and Related Security, and, if the Loan was acquired by the Originator from a Financing Originator, all contained in the actual files delivered to Seller by the Financing Originator.

Loan-to-Value Ratio: With respect to any Loan other than a Security System Loan, as of any date of determination, the percentage equivalent of a fraction (a) the numerator of which is equal to (i) the purchase price paid by the Originator to the Financing Originator under the Acquisition Agreement, or (ii) the Outstanding Loan Balance of such Loan as of such date of determination and (b) the denominator of which is equal to the total discounted collateral value of the collateral securing such Loan that is subject to a first priority lien in favor of the Originator. With respect to any Security System Loan, as of any date of determination, the percentage equivalent of a fraction (a) the numerator of which is equal to the related Security System Loan Advance Multiple and (b) the denominator of which is equal to the related Security System Loan Average Contract Term.

Minimum Pool Yield: A Pool Yield equal to 4.0%.

Outstanding Loan Balance: With respect to any Loan, the sum of (i) the purchase price for such Loan paid by the Originator to the Financing Originator under the Acquisition Agreement or, if such Loan was originated by the Originator, the original principal amount thereof funded by the Originator, plus (ii) in the case of Revolving Loans, the principal amount of any additional funds advanced to the related Obligor pursuant to Sections 2.1(b) and 2.2 on and after the Closing Date, minus (iii) the amount of any Principal Collections received from the related Obligor and applied to reduce the outstanding principal amount due on such Loan; provided, however, that the Outstanding Loan Balance of any Loan shall be increased and reinstated in the amount of any Principal Collections so received and applied if at any time the distribution of such Principal Collections is rescinded or must otherwise be returned for any reason.

Pool Concentration Criteria: On any day, each of the concentration limitations as set forth below (which concentration limitations (unless otherwise indicated) shall be measured on the basis of a percentage of the sum of (i) the Aggregate Outstanding Loan Balance, minus (ii) the Outstanding Loan Balance of all Delinquent Loans, plus (iii) the amount on deposit in the Principal Collections Account received in reduction of the Outstanding Loan Balance of any Eligible Loan, plus (iv) to the extent included as part of the Assets, the outstanding principal amount of the CapitalSource Commercial Loan Trust 2002-1 Class C Notes and Class D Notes:

          (1) the sum of the Outstanding Loan Balances of all Loans (other than the SPE Loan) to a single Obligor (including Affiliates thereof) shall not exceed 7%;

          (2) the sum of the Outstanding Loan Balances of all Loans (other than the SPE Loan) to the five largest Obligors (including Affiliates thereof) shall not exceed 20%;

          (3) the average Outstanding Loan Balance to a single Obligor shall not exceed 2%;

          (4) the sum of the Outstanding Loan Balance of all Senior Secured Loans (such status as a Senior Secured Loan to be calculated, other than with respect to any Security System Loan, by utilizing the numerator in clause (a)(ii) of the first sentence of the definition of Loan-to-Value Ratio, and to be calculated, with respect to any Security System Loan, in accordance with the second sentence of the definition of Loan-to-Value Ratio) shall not be less than 100%;

          (5) after June 30, 2004, the sum of the Outstanding Loan Balance of all Security System Loans shall not exceed $62,500,000 (which concentration criteria for this Clause (5) is to be measured on the basis of the aggregate Outstanding Loan Balance); and

          (6) the sum of the Outstanding Loan Balances of all Loans with a “Risk Rating 5” or a “Risk Rating 6” shall not exceed 0%.

Senior Secured Loan: Any Type of Loan secured by a first priority lien on the Obligor’s Related Property securing the loan and which Loan (other than any Loan purchased from the SLP Originator on the SLP Closing Date) has a Loan-to-Value Ratio of less than (a) 90% if such Loan is not a Security System Loan, and (b) 72.5% if such Loan is a Security System Loan.

     (b) Section 1.1 of the Agreement is hereby amended to include the following new definitions:

Alarm Service Agreement: An agreement between a Dealer and its customer pursuant to which the Dealer is obligated to service and monitor the customer’s alarm system in consideration for monthly payments by the customer.

Dealer: An alarm system dealer that sells Alarm Service Agreements to the SLP Financing Originator or the Originator pursuant to an MPA.

Excluded Assets: The four master purchase agreements (along with the related purchase statements and other related documents) under which the following are the dealers: (a) Alliant Protection Services, Inc., Royal Alarm Systems, Inc. and Pacific Security

Solutions, Inc., (b) Alliance Security Network, Inc., (c) Protection Alarm Systems, Inc. and (d) KEL Corporation, Medicall of Georgia, Vital Link, Inc. and Datamed Systems, Inc.

MPA: Any master purchase agreement between the SLP Financing Originator or the Originator and a Dealer, as supplemented and/or modified by one or more purchase statements, pursuant to which such Dealer has sold Alarm Service Agreements to the SLP Financing Originator or the Originator. With respect to any MPA:

     (a) References in this Agreement to “payments” due under a Loan shall mean all payments owed by the related Dealer under such MPA and (without duplication), to the extent not payable to the Dealer pursuant to such MPA, all payments owed by a customer under any Alarm Service Agreement sold pursuant to such MPA.

     (b) References in this Agreement to “principal” due on a Loan or “principal” of a Loan shall mean the aggregate amount of all purchase prices paid to the Dealer under such MPA for Alarm Service Agreements as reduced by any payments previously received by the “Purchaser” under such MPA and allocable to principal in accordance with such MPA.

     (c) References in this Agreement to “interest” on a Loan shall mean the portion of payments due under such MPA allocable to interest in accordance with such MPA.

     (d) References to “loan documents” or “loan documentation” shall include the related master purchase agreement, initial purchase statements, purchase statement, security agreement and other documents executed and delivered in connection with such MPA.

     (e) References in this Agreement to “maturity” or “maturity date” shall mean the date on which the Dealer is required under the MPA to repurchase all related Alarm Service Agreements.

     (f) References in this Agreement to “note” or “promissory note” means the related master purchase agreement and all related purchase statements.

     (g) References in this Agreement to “loan” shall include MPAs.

RMR: With respect to any Security System Loan, an amount equal to the total recurring amount billed to customers each month under the Alarm Service Agreements securing such Security System Loan.

Safe Home: Collectively, the Dealers Safe Home Security, Inc., a Connecticut corporation, National Protective Services, Inc., a New York corporation, Security Systems, Inc., a Connecticut corporation, and Safe Home Monitoring, Inc., a Connecticut corporation.

Security System Loan: A Loan with respect to which the related Obligor is in the business classified under 2002 NAICS Code 56162 (Security Systems Services) and which is secured by Alarm Service Agreements. The purpose of such a Loan is to provide financing to a Dealer.

Security System Loan Advance Multiple: With respect to any Security System Loan, the amount funded under such Security System Loan divided by the related RMR.

Security System Loan Average Contract Term: With respect to any Security System Loan, the weighted average of the non-cancellable terms measured in months of the Alarm Service Agreements securing such Security System Loan.

Security System Loan Percentage: The percentage equivalent of a fraction the numerator of which is equal to the sum of the Outstanding Loan Balance of all Security System Loans and the denominator of which is equal to (i) the sum of the Outstanding Loan Balance of all Loans, plus (ii) the outstanding principal amount of the CapitalSource Commercial Loan Trust 2002-1 Class C Notes and Class D Notes.

SLP Acquisition Agreement: That certain asset purchase agreement, dated as of April 8, 2004, by and between the Originator, CSE Finance, Inc., SLP Capital of Canada Co. and the SLP Financing Originator, a copy of which is attached hereto as Schedule XV.

SLP Closing Date: April 8, 2004.

SLP Financing Originator: Security Leasing Partners, LP, a Delaware limited partnership.

SLP Loan Checklists: The list of loan documents that identifies the items contained in the Loan Files with respect to the Loans purchased from the SLP Financing Originator, a copy of which is attached hereto as Schedule XVI, as amended from time to time.

SLP Loan List: The SLP Loan List provided by the Seller to the Administrative Agent and the Collateral Custodian, in the form of Schedule XVII hereto, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.

SPE Loan: The Loan in the original principal amount of $16,331,608.40 made by Originator to the SPE Obligor and secured by the Excluded Assets.

SPE Obligor: Alarm Funding II, L.L.C, a Delaware limited liability company, that (a) is organized as a special purpose entity and is not an operating entity, (b) owns only the Excluded Assets and (c) has no Indebtedness other than the SPE Loan and the SPE Subordinated Debt.

SPE Subordinated Debt: The indebtedness of the SPE Obligor to Citizens Bank of Massachusetts, NA, pursuant to that certain Third Amended and Restated Credit Agreement, dated as of August 28, 2001, as subordinated to the SPE Loan pursuant to that certain Subordination Agreement, dated as of April 8, 2004, among Originator, CapitalSource Servicing LLC and Citizens Bank of Massachusetts, NA.

Subsequent Closing Date: The date on which any Loan originated by the Originator is purchased by the Purchaser pursuant to this Agreement.

US Bank Collection Account: Account number 4346848296 maintained by the Originator at US Bank National Association.

     (c) The first paragraph of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Eligible Loan: On any date of determination, each Loan (A) for which the Administrative Agent, Collateral Custodian and Backup Servicer have received the following no later than 2:00 p.m. Charlotte, North Carolina time on the Closing Date (or, with respect to any Loan purchased from the Fleet Financing Originator, the Fleet Closing Date, or, with respect to any Loan purchased from the DVI Financing Originator, the DVI Closing Date, or, with respect to any Loan purchased from the SLP Originator, the SLP Closing Date, or, with respect to any Loan originated by the Originator, the Subsequent Closing Date): (i) a copy of the duly executed original promissory note (or, with respect to an MPA, the master purchase agreement and purchase statements) and Loan Checklist, the Fleet Loan Checklist, the DVI Loan Checklist or the SLP Loan Checklist in a form and substance satisfactory to the Administrative Agent, (ii) a Borrowing Notice and Loan List delivered by the Seller to the Collateral Custodian and the Administrative Agent as part of the Borrowing Notice or Monthly Report delivered by the Servicer, and (iii) a Borrowing Base Certificate; provided, however, that if such Loan is part of a capital contribution or Required Equity Contribution to the Seller the Collateral Custodian shall have received the Required Loan Documents within three (3) Business Days of receipt of the Certificate of Assignment, and (B) that satisfies each of the following eligibility requirements:”

     (d) Clause (b) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     “(b) the Loan is a Senior Secured Loan (calculated, other than with respect to a Security System Loan, by utilizing the numerator in clause (a)(i) of the definition of Loan-to-Value Ratio);”

     (e) Clause (e) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended by deleting the date “January 1, 2002” in clause (iii) thereof and substituting the date “March 31, 2003” therefor.

     (f) Paragraph (l) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     “(l) the Loan (i) satisfies all applicable requirements of, and was originated, or acquired, underwritten and closed in all material respects accordance with the Credit and Collection Policy (including, without limitation, the execution by the Obligor of all documentation required by the Credit and Collection Policy); (ii) does not contain a confidentiality provision that restricts or purports to restrict in any material respect the ability of the Administrative Agent or any Secured Party to exercise their rights under this Agreement, including, without limitation, their rights to review the Loan, the Required Loan Documents and Loan File; (iii) was purchased or originated in the ordinary course of the Originator’s business; (iv) arises pursuant to loan documentation with respect to which the Originator and, unless such Loan was originated by the Originator, the Financing Originator have performed in all material respects all obligations required to be performed by them thereunder; (v) is not subject to a guaranty by the Originator, the Financing Originator or any Affiliate thereof; and (vi) is not a consumer loan;”

       (g) Clause (n) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     “(n) if such Loan is a Loan purchased from the SLP Financing Originator, on or before the applicable Cut-Off Date, the Obligor (other than (i) A-1 Security, Ltd.; (ii) Peak Alarm Company, Inc. of Idaho; and (iii) Sentry Sales and Leasing Co., Sentry Alarm Midwest, LLC, Sentry Alarms Southwest, LLC and Automatic Alarms, Inc.) of such Loan shall have been directed to make all payments to one or more lock-boxes controlled by Originator, and funds in each such lock-box are removed and deposited on a daily basis into the US Bank Collection Account, and if such Loan is a Loan financed under this Agreement after the SLP Closing Date, on or before the applicable Cut-Off Date, the Obligor of such Loan shall have been directed to make all payments to the Lock-Box or directly to the Lock-Box Account;”

       (h) Clause (t) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     “(t) the Loan provides (i) for periodic payments of interest and/or principal in cash, which are due and payable on a monthly or quarterly basis unless otherwise consented to in writing by the Administrative Agent, and (ii) that the Servicer may accelerate all payments on the Loan (or, with respect to any MPA, require the Dealer to repurchase all related Alarm Service Agreements) if the Obligor is in default under the Loan and any applicable grace period has expired;”

       (i) Clause (u) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

     “(u) unless such Loan is a Security System Loan, the Loan provides for cash payments that fully amortize the Outstanding Loan Balance of such Loan on or by its maturity and does not provide for such Outstanding Loan Balance to be discounted pursuant to a prepayment in full;”

       (j) Clause (cc) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended and restated as follows:

     “(cc) with respect to the Originator’s obligation to fund and the actual funding of the Loan by the Originator, except for one (1) Loan to Byrider Finance, Inc. and one (1) loan to Safe Home, the Originator has not assigned or granted participations to, in whole or in part, any Person;”

     (k) Clause (xx) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended by deleting the “and” at the end thereof.

     (l) Clause (yy) of definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended by deleting the “.” at the end thereof and substituting in its place “;”.

     (m) The definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended by adding the following new clause (zz), clause (aaa), clause (bbb), clause (ccc):

     “(zz) if such Loan is an MPA, the related loan documents require the Dealer to repurchase all Alarm Service Agreements then subject to such MPA on the earlier of (i) a date certain or (ii) when so demanded by the Purchaser (as defined in such MPA) after a Default (as defined in such MPA), as provided in such MPA, which repurchase is required to be at a repurchase price sufficient to pay all principal and interest outstanding on such MPA. “Default” under such MPA requiring the Dealer to repurchase an Alarm Service Agreement includes, without limitation, a failure by the related customer to make a monthly payment due under such Alarm Service Agreement for more than sixty (60) days after due, or such a failure to pay when due shall occur two or more times in any one hundred eighty (180) day period. “Default” under such MPA requiring the Dealer to repurchase all Alarm Service Agreements includes, without limitation, a default by the Dealer in any of its obligations, covenants, agreements, representation or warranties contained in any Alarm Service Agreement or in such MPA;

     (aaa) if such Loan becomes part of the Asset Pool after April 8, 2004, such Loan is a Security System Loan;

     (bbb) such Loan is not a Loan to the following Dealers: (i) Interface Security Systems, L.L.C., (ii) Armstrong Security Alarm Monitoring, Ltd., and (iii) Vytaltek Security Services, Inc. and Provident Alarm Services, Ltd.; and

     (ccc) if such Loan is a Security System Loan (other than any Loan purchased from the SLP Originator on the SLP Closing Date), such Loan has an original term to maturity and full amortization of not more than 84 months.”

     (n) The definition of “Obligor” in Section 1.1 of the Agreement is hereby amended by adding the following at the end of the first sentence: “and, with respect to any MPA, the related Dealer.”

     (o) The definition of “Required Loan Documents” in Section 1.1 of the Agreement is hereby amended by adding the following sentence at the end of such definition: “Notwithstanding the foregoing, “Required Loan Documents” with respect to any MPA may include copies (as opposed to originals) of the documents required by this definition.”

     (p) Section 2.1(a) of the Agreement is hereby amended and restated in its entirety as follows:

     “(a) On the terms and conditions hereinafter set forth, on the Closing Date, the Seller shall deliver to the Purchaser Agent, at its address set forth on the signature pages of this Agreement, a duly executed variable funding certificate (the “Variable Funding Certificate” or “VFC”), in substantially the form of Exhibit B, dated as of the date of this Agreement, in an aggregate face amount equal to the Facility Amount, and otherwise duly completed. The Variable Funding Certificate shall evidence an undivided ownership interest in the Assets purchased by the Purchaser in an amount equal, at any time, to the percentage equivalent of a fraction (i) the numerator of which is the Advances outstanding under the VFC on such day, and (ii) the denominator of which is the total aggregate Advances Outstanding on such day. Interest shall accrue, and the VFC shall be payable, as described herein. The VFC purchased by VFCC shall be in the name of “Wachovia Capital Markets, LLC, as the Purchaser Agent” and shall be in the face amount equal to $100,000,000.”

     (q) Section 3.2(c) of the Agreement is hereby amended and restated in its entirety as follows:

     “(c) The Seller shall have delivered to the Collateral Custodian (with a copy to the Backup Servicer and the Administrative Agent) no later than 2:00 p.m. Charlotte, North Carolina time one (1) Business Day prior to any Funding Date, a copy of all duly executed original promissory notes (or, with respect to an MPA, the master purchase agreement and purchase statements) of the Loans not in the possession of an Underlying Custodian and, if any Loans are closed in escrow, a certificate (in the form of Exhibit J) from the closing attorneys of such Loans certifying the possession of the Required Loan Documents; provided, however, notwithstanding the foregoing, the Required Loan Documents (including any financing statements included in the Required Loan Documents) shall be in the possession of the Collateral Custodian within two (2) Business Days of the initial Funding Date (except in the case of any MPA purchased from the SLP Originator on the SLP Closing Date, in which case the Required Loan Documents (including any financing statements included in the Required Loan Documents) shall be in the possession of the Collateral Custodian within ten (10) days of the SLP Closing Date;”

     (r) Section 4.2(b) of the Agreement is hereby amended by adding the phrase “and each Funding Date” after “Closing Date” in the first line thereof.

     (s) Section 4.2 of the Agreement is hereby amended by adding the following new clause (d):

     “(d) Lock-Boxes. All Obligors (other than (i) A-1 Security, Ltd.; (ii) Peak Alarm Company, Inc. of Idaho; and (iii) Sentry Sales and Leasing Co., Sentry Alarm Midwest, LLC, Sentry Alarms Southwest, LLC and Automatic Alarms, Inc.) on the Loans purchased from the SLP Financing Originator have been instructed to cause all Collections on such Loans to be deposited directly into one or more lock-boxes controlled by Originator, and funds in each such lock-box are removed and deposited on a daily basis into the US Bank Collection Account.”

     (t) Section 5.1(h) of the Agreement is hereby amended and restated in its entirety as follows:

     “(h) Credit and Collection Policy. The Seller will (a) comply in all material respects with the Credit and Collection Policy in regard to the Assets, and (b) furnish to the Administrative Agent and the Purchaser Agent, prior to its effective date, prompt notice of any material changes in the Credit and Collection Policy. The Seller will not agree to or otherwise permit to occur any material change in the Credit and Collection Policy, which change would impair the collectibility of any of the Assets or otherwise adversely affect the interests or remedies of the Administrative Agent, the Purchaser Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior consent of the Administrative Agent and the Purchaser Agent (which consent shall not be unreasonably withheld).”

     (u) Section 5.1(o)(5) of the Agreement is hereby amended and restated in its entirety as follows:

     “(5) Proceedings. As soon as possible and in any event within three Business Days after any executive officer of the Seller receives notice or obtains knowledge thereof, of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Assets, the Transaction Documents, the Secured Parties’ interest in the Assets, or the Seller, the Servicer or the Originator or any of their Affiliates; provided, however, notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Assets, the Transaction Documents, the Secured Parties’ interest in the Assets, or the Seller, the Servicer or the Originator or any of their Affiliates in excess of $2,500,000 or more shall be deemed to be material for purposes of this Section 5.1(o); and”

     (v) The Agreement is hereby amended by adding the following as a new Section 5.1(r):

     “(r) On or prior to the SLP Closing Date, the Seller and the Servicer shall instruct US Bank National Association to cause all subsequent Collections on the Loans purchased from the SLP Financing Originator to be removed and deposited on a daily basis into a Lock-Box Account in the Administrative Agent’s control. On or prior to the related Funding Date with respect to any Loan financed under this Agreement after the SLP Closing Date, the Seller and the Servicer shall instruct each of the Obligors on such Loans to cause all subsequent Collections on such Loans to be deposited directly to a Lock-Box Account in the Administrative Agent’s control. Without the Administrative Agent’s prior written consent, neither the Servicer nor the Seller shall change the directions and instructions with respect to Collections on the Loans described in Section 4.2(d) or this Section 5.1(r).”

     (w) Section 5.2(m) of the Agreement is hereby amended and restated in its entirety as follows:

     “(m) Credit and Collection Policy. The Seller will not materially amend, modify, restate or replace, in whole or in part, the Credit and Collection Policy, which amendment, modification, restatement or replacement would impair the collectibility of any of the Assets or otherwise adversely affect the interests or remedies of the Administrative Agent, the Purchaser Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Administrative Agent and the Purchaser Agent (which consent will not be unreasonably withheld).”

     (x) Section 6.7 of the Agreement is hereby amended and restated in its entirety as follows:

     “Section 6.7 Maintenance of Insurance Policies.

     The Servicer will use its reasonable best efforts to ensure that each Obligor maintains an Insurance Policy with respect to any Related Property (other than accounts receivable) in an amount at least equal to the Servicer’s good faith and commercially reasonable estimate of the value of the real property, inventory, and/or equipment constituting such Related Property and shall ensure that each such Insurance Policy names the Servicer as loss payee and as an insured thereunder and all of the Seller’s right, title and interest therein is fully assigned to the Administrative Agent, as agent for the Secured Parties. Additionally, the Servicer will require that each Obligor maintain property damage liability insurance during the term of each Asset in amounts and against risks customarily insured against by the Obligor on property owned by it. If an Obligor fails to maintain property damage insurance, the Servicer may in its discretion purchase and maintain such insurance on behalf of, and at the expense of, the Obligor. In connection with its activities as Servicer, the Servicer agrees to present, on behalf of the Administrative Agent, claims to the insurer under each Insurance Policy and any such liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Asset. The Servicer’s Insurance Policies with respect to the Related Property will insure against liability for physical damage relating to such Related Property in accordance with the requirements of the Credit and Collection Policy. The Servicer hereby disclaims any and all right, title and interest in and to any Insurance Policy and Insurance Proceeds with respect to any Related Property, including any Insurance Policy with respect to which it is named as loss payee and as an insured, and agrees that it has no equitable, beneficial or other interest in the Insurance Polices and Insurance Proceeds other than being named as loss payee and as an insured. The Servicer acknowledges that with respect to the Insurance Policies and Insurance Proceeds thereof that it is acting solely in the capacity as agent for the Administrative Agent, as agent for the Secured Parties.”

     (y) Sections 6.15 (h) through (k) of the Agreement are hereby amended and restated in their entirety as follows:

     “(h) the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of United States $7,500,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

     (i) the failure of the Servicer to make any payment due with respect to any recourse debt or other obligations, which debt or other obligations are in excess of United States $7,500,000, individually or in the aggregate, or the occurrence of any event or condition that would permit acceleration of such recourse debt or other obligations whether or not waived;

     (j) CapitalSource Inc. fails to maintain GAAP stockholders’ equity equal to at least $700,000,000 plus 80% of any equity offerings subsequent to the SLP Closing Date;

     (k) [Reserved];”

     (z) Section 10.01(l) of the Agreement is hereby amended and restated in its entirety as follows:

     “(l) [Reserved]”

     (aa) Sections 10.01(t) and (u) of the Agreement are hereby amended and restated in their entirety as follows:

     “(t) the failure of the Seller, the Servicer or the Originator to make any payment due with respect to recourse debt or other obligations, in the case of the Servicer or the Originator, in excess of $7,500,000, or the occurrence of any event or condition that would permit acceleration of such recourse debt or other obligations whether or not such event or condition has been waived; or

     (u) (1) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess of United States $7,500,000, individually or in the aggregate, against the Originator, or United States $2,000,000 against the Seller, individually or in the aggregate, and the Originator shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal or (2) the Originator or the Seller shall have made payments of amounts in excess of United States $5,000,000 by the Originator, or United States $2,000,000 by the Seller, in the settlement of any litigation, claim or dispute (excluding payments made from insurance proceeds); or”

     (bb) Section 10.01(w) of the Agreement is hereby amended and restated in its entirety as follows:

     “(w) [Reserved]”

     (cc) Sections 10.01(y) of the Agreement is hereby amended and restated in its entirety as follows:

     “(y) as of any Quarterly Determination Date, the Originator’s ratio of Consolidated Funded Indebtedness to Consolidated Tangible Net Worth is more than 5 to 1; or”

     (dd) Exhibit B to the Agreement is hereby amended and replaced in its entirety by Exhibit B attached to this Amendment.

     (ee) Exhibit C to the Agreement is hereby amended and replaced in its entirety by Exhibit C attached to this Amendment.

     (ff) Schedules XV, XVI, and XVII to this Amendment are hereby added to the Agreement as new Schedules XV, XVI, and XVII to the Agreement.

     (gg) Section 13.21 of the Agreement is hereby amended and restated as follows:

     Section 13.21 Tax Treatment of Advances.

     It is the intention of the Seller and the Purchaser that, for U.S. federal, state and local income and franchise tax purposes only, the Advances made hereunder will be treated as indebtedness secured by the Assets. The Seller, by entering into this Agreement, and the Purchaser, by making the Advances, described herein, agree to treat the Advances, for U.S. federal, state and local income and franchise tax purposes as indebtedness. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties.

     Section 2. Representations. The Seller, the Originator and the Servicer (collectively, the “CapitalSource Parties”) each (as to itself only) hereby represents and warrants as of the date of this Amendment as follows: (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its articles of organization, operating agreement, or other organizational documents, or (B) any Applicable Law; (iii) no consent, license, permit, approval, vote, authorization, registration, filing or declaration with any Governmental Authority or any other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it; (iv) this Amendment has been duly authorized, executed and delivered by it; (v) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (vi) the execution and delivery of this Amendment does not diminish or reduce its obligations under the Agreement and the other Transaction Documents in any manner except as specifically set forth herein, (vii) such CapitalSource Party has no claims, counterclaims, offsets, or defenses to the Aggregate Unpaids under the Agreement and the other Transaction Documents and the performance of its obligations thereunder, or if such CapitalSource Party has any such claims, counterclaims, offsets, or defenses to the Aggregate Unpaids under the Agreement and the other Transaction Documents, the same are hereby waived, relinquished and released in consideration of the Administrative Agent’s and the Secured Parties’ execution and delivery of this Amendment, (viii) it is not in default under the Agreement; (ix) the representations and warranties of the CapitalSource Parties set forth in Sections 4.1, 4.2 and 4.3 of the Agreement are true and correct as of the date hereof (except those that expressly relate to an earlier date) and all of the provisions of the Agreement and the other Transaction Documents, except as amended hereby, are in full force and effect, and (x) subsequent to the execution and delivery of this Amendment and after giving effect hereto, no unwaived event has occurred and is continuing which constitutes an Unmatured Termination Event or a Termination Event.

     Section 3. Additional Representations and Warranties. The Originator and the Seller hereby represent and warrant, as of the SLP Closing Date, that (i) the SLP Loan List and the information contained in the Borrowing Notice delivered pursuant to Section 2.2 is an accurate and complete listing in all material respects of all Assets purchased from the SLP Financing Originator in the Asset Pool as of the Cut-Off Date and the information contained therein with respect to the identity of such Assets and the amounts owing thereunder is true and correct in all material respects as of the related Cut-Off Date, (ii) each such Loan that is part of the Borrowing Base is an Eligible Loan as of such date, (iii) each such Asset is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance with all Applicable Laws, (iv) with respect to each such Asset, all consents, licenses, approvals, votes, authorizations, registrations or declarations of any Governmental Authority or any Person (including, without limitation, any indenture trustee or noteholder) required to be obtained, effected or given by or to the Financing Originator, the Originator and the Seller in connection with the transfer of an ownership interest in such Assets from the SLP Financing Originator to the Originator, from the Originator to the Seller and from the Seller to the Administrative Agent, as agent for the Secured Parties, have been duly obtained, effected or given and are in full force and effect, (v) the representations and warranties set forth in Section 4.2(a) are true and correct with respect to each such Asset, and (vi) the SLP Acquisition Agreement (x) was duly authorized and executed by the parties thereto, (y) constitutes the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, and (z) does not conflict with the terms of any Contractual Obligation applicable to the SLP Financing Originator.

     Section 4. Liens. Each CapitalSource Party affirms the Liens and security interests created and granted by it in the Agreement and the other Transaction Documents and agrees that this Amendment shall in no manner adversely affect or impair such Liens and security interests.

     Section 5. Agreement in Full Force and Effect as Amended.

     Except as specifically amended hereby, the Agreement shall remain in full force and effect. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement as amended by this Amendment, as though such terms and conditions were set forth herein.

     Section 6. Conditions Precedent.

     This Amendment shall not be effective until (i) having been duly executed by, and delivered to, the parties hereto, (ii) delivery to the Administrative Agent (in a form acceptable to the Administrative Agent) of (A) a perfection and true sale opinion as to the transfer from the SLP Financing Originator to the Originator, (B) a bring-down of the existing perfection, true sale and nonconsolidation opinions as to the transfer from the Originator to the Seller and from the Seller to the Purchaser (perfection only), and (C) a due authorization, execution and enforceability opinion with respect to the SLP Acquisition Agreement and this Amendment; (iii) execution and delivery of Amendment No. 3 to Sale and Contribution Agreement; (iv) execution and delivery of the Amended and Restated VFCC Fee Letter; (v) payment to the Administrative Agent of a structuring fee in connection with this Amendment as required by the Amended and Restated VFCC Fee Letter; (vi) payment of the reasonable legal fees and expenses of Mayer, Brown, Rowe & Maw LLP as counsel to the Administrative Agent in connection with this Amendment, prior amendments and the prior closing and any third party expenses; and (vii) such other documents, agreements, certification, or legal opinions as the Administrative Agent, may reasonably require.

     Section 7. Miscellaneous.

     (a) This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

     (b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     (c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

     (d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

     (e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

     (f) This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

     (g) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION

BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     (h) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:	CAPITALSOURCE ACQUISITION FUNDING LLC

	By:	/s/ Pierrette Bradshaw

	Name:	Pierrette Bradshaw

	Title:	Assistant Secretary

CapitalSource Acquisition Funding LLC 4445 Willard Avenue, 12th Floor Chevy Chase, Maryland 20815
	Attention:	Controller
	Facsimile No.:	(301) 841–2375
	Confirmation No.:	(301) 841–2731

THE ORIGINATOR	CAPITALSOURCE FINANCE LLC
AND THE SERVICER:

	By:	/s/ Pierrette Bradshaw

	Name:	Pierrette Bradshaw

	Title:	General Counsel

CapitalSource Finance LLC 4445 Willard Avenue, 12th Floor Chevy Chase, Maryland 20815
	Attention:	Controller
	Facsimile No.:	(301) 841–2375
	Confirmation No.:	(301) 841–2731

[Signatures Continued on the Following Page]

S-1	Amendment No. 5 to Loan Certificate and Servicing Agreement

VFCC:	VARIABLE FUNDING CAPITAL CORPORATION

Commitment:
$100,000,000	By:	Wachovia Capital Markets, LLC, as attorney-in-fact

	By:	/s/ Douglas R. Wilson, Sr.

	Name:	Douglas R. Wilson, Sr.

	Title:	Vice President

Variable Funding Capital Corporation
c/o Wachovia Capital Markets, LLC
One Wachovia Center, TW10
Charlotte, North Carolina 28288
Attention: Conduit Administration
Facsimile No.: (704) 383-9579
Confirmation No.: (704) 374-2520

With respect to notices required pursuant to Section 13.2 of the Agreement, a copy of notices sent to VFCC shall be sent to:

Lord Securities Corp. 2 Wall Street, 19th Floor New York, New York 10005
	Attention:	Vice President
	Facsimile No.:	(212) 346–9012
	Confirmation No.:	(212) 346–9008

THE ADMINISTRATIVE AGENT AND THE PURCHASER AGENT:	WACHOVIA CAPITAL MARKETS, LLC

	By:	/s/ Paul A. Burkhart

	Name:	Paul A. Burkhart

	Title:	Vice President

Wachovia Capital Markets, LLC One Wachovia Center, Mail Code: NC0610 Charlotte, North Carolina 28288
	Attention:	Raj Shah
	Facsimile No.:	(704) 383–4012
	Confirmation No.:	(704) 383–9343

[Signatures Continued on the Following Page]

S-2	Amendment No. 5 to Loan Certificate and Servicing Agreement

THE BACKUP SERVICER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Backup Servicer

	By:	/s/ Jeanine C. Casey

	Name:	Jeanine C. Casey

	Title:	Corporate Trust Officer

Wells Fargo Bank, National Association Sixth Street and Marquette Avenue MAC N9311–161 Minneapolis, Minnesota 55479
	Attention:	Corporate Trust Services
Asset–Backed Administration
	Facsimile No.:	(612) 667–3539
	Confirmation No.:	(612) 667–8058

THE COLLATERAL CUSTODIAN:	WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Custodian

	By:	/s/ Jeanine C. Casey

	Name:	Jeanine C. Casey

	Title:	Corporate Trust Officer

Wells Fargo Bank, National Association Sixth Street and Marquette Avenue MAC N9311–161 Minneapolis, Minnesota 55479
	Attention:	Corporate Trust Services
Asset-Backed Administration
	Facsimile No.:	(612) 667–3539
	Confirmation No.:	(612) 667–8058

S-3	Amendment No. 5 to Loan Certificate and Servicing Agreement

EXHIBIT B
To Amendment No. 5 to
Loan Certificate and
Servicing Agreement

FORM OF VARIABLE FUNDING CERTIFICATE

$100,000,000	, 2004

     THIS VARIABLE FUNDING CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). NEITHER THIS VARIABLE FUNDING CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

     THIS VARIABLE FUNDING CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN CERTIFICATE AND SERVICING AGREEMENT REFERRED TO HEREIN.

     FOR VALUE RECEIVED, CAPITALSOURCE ACQUISITION FUNDING LLC, a Delaware limited liability company (the “Seller”), promises to pay to Wachovia Capital Markets, LLC (“WCM”), as the purchaser agent (the “Purchaser Agent”), or its or Variable Funding Capital Corporation’s (“VFCC”) assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000), or, if less, the unpaid principal amount of the aggregate advances (“Advances”) made by VFCC to the Seller pursuant to the Loan Certificate and Servicing Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in the Loan Certificate and Servicing Agreement, and to pay interest on the unpaid principal amount of each Advance on each day that such unpaid principal amount is outstanding, at the Interest Rate related to such Advance as provided in the Loan Certificate and Servicing Agreement, on each Payment Date and each other date specified in the Loan Certificate and Servicing Agreement.

     This Variable Funding Certificate (the “Certificate”) is issued pursuant to the Loan Certificate and Servicing Agreement, dated as of February 28, 2003, by and among the Seller, as the seller, CapitalSource Finance LLC, as the originator and as the servicer, VFCC, as the purchaser, WCM, as the administrative agent, the purchaser agent, and Wells Fargo Bank, National Association (successor by merger to Wells Fargo Bank Minnesota, National Association), as the backup servicer and as the collateral custodian. Capitalized terms used but not defined in this Certificate are used with the meanings ascribed to them in the Loan Certificate and Servicing Agreement, as amended by Amendment No. 1 to Loan Certificate and Servicing Agreement, dated as of April 3, 2003, Amendment No. 2 to Loan Certificate and Servicing Agreement, dated as of June 30, 2003, Amendment No. 3 to Loan Certificate and Servicing Agreement, dated as of August 27, 2003, Amendment No. 4 to Loan Certificate and Servicing Agreement dated as of February 26, 2004 and Amendment No. 5 to Loan Certificate and

Servicing Agreement, dated as of April 8, 2004 (collectively, the “Loan Certificate and Servicing Agreement”).

     Notwithstanding any other provisions contained in this Certificate, if at any time the rate of interest payable by the Seller under this Certificate, when combined with any and all other charges provided for in this Certificate, in the Loan Certificate and Servicing Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Certificate), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be exceeded the rate of interest under this Certificate shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Certificate is less than the Maximum Lawful Rate, the Seller shall continue to pay interest under this Certificate at the Maximum Lawful Rate until such time as the total interest paid by the Seller is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Certificate. In no event shall the total interest received by VFCC under this Certificate exceed the amount which VFCC could lawfully have received had the interest due under this Certificate been calculated since the date of this Certificate at the Maximum Lawful Rate.

     Payments of the principal of, and interest on, Advances represented by this Certificate shall be made by or on behalf of the Seller to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Loan Certificate and Servicing Agreement, or in such manner or at such other address as the holder of this Certificate shall have specified in writing to the Seller for such purpose, without the presentation or surrender of this Certificate or the making of any notation on this Certificate.

     If any payment under this Certificate falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable Interest Rate.

     If all or a portion of (i) the principal amount hereof or (ii) any interest payable thereon or (iii) any other amounts payable hereunder shall not be paid when due (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 2%, in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

     Portions or all of the principal amount of the Certificate shall become due and payable at the time or times set forth in the Loan Certificate and Servicing Agreement. Any portion or all of the principal amount of this Certificate may be prepaid, together with interest thereon (and, as set forth in the Loan Certificate and Servicing Agreement, certain costs and expenses of VFCC) at the time and in the manner set forth in, but subject to the provisions of, the Loan Certificate and Servicing Agreement.

     Except as provided in the Loan Certificate and Servicing Agreement, the Seller expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Certificate.

     All amounts evidenced by this Certificate, VFCC’s Advances and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Purchaser Agent, on the schedule attached hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof; provided, however, that the failure of the Purchaser Agent to make such a notation shall not in any way limit or otherwise affect the obligations of the Seller under this Certificate as provided in the Loan Certificate and Servicing Agreement.

     The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by VFCC and represented by this Certificate and the indebtedness evidenced by this Certificate.

     This Certificate is secured by the security interests granted pursuant to Section 9.1 of the Loan Certificate and Servicing Agreement. The holder of this Certificate is entitled to the benefits of the Loan Certificate and Servicing Agreement and may enforce the agreements of the Seller contained in the Loan Certificate and Servicing Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Loan Certificate and Servicing Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Loan Certificate and Servicing Agreement. If a Termination Event shall occur, the unpaid balance of the principal of all Advances, together with accrued interest thereon, shall be declared, and become, due and payable in the manner and with the effect provided in the Loan Certificate and Servicing Agreement.

     The Seller, the Originator, the Servicer, the Purchaser, the Collateral Custodian and the Backup Servicer each intend, for federal, state and local income and franchise tax purposes only, that the Certificate be evidence of indebtedness of the Seller secured by the Assets. VFCC, as a Purchaser under the Loan Certificate and Servicing Agreement, by the acceptance hereof, agrees to treat the Certificate for federal, state and local income and franchise tax purposes as indebtedness of the Seller.

     This Certificate is the “Variable Funding Certificate” referred to in Section 2.1 of the Loan Certificate and Servicing Agreement and represents a fractional undivided ownership interest in the Assets to the extent provided in the Loan Certificate and Servicing Agreement. This Certificate shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as on the date first written above.

CAPITALSOURCE ACQUISITION FUNDING LLC

By:

Name:

Title:

Schedule attached to Variable Funding Certificate dated April 8, 2004 of CapitalSource Acquisition Funding LLC, payable to the order of Wachovia Capital Markets, LLC, as agent for Variable Funding Capital Corporation

Date of	Principal	Principal	Outstanding
Advance or	Amount of	Amount of	Principal
Repayment	Advance	Repayment	Amount

EXHIBIT C
To Amendment No. 5 to
Loan Certificate and
Servicing Agreement

FORM OF MONTHLY REPORT

See Attached

SCHEDULE XV

SLP ACQUISITION AGREEMENT

(SEE ATTACHED)

SCHEDULE XVI

SLP LOAN CHECKLISTS

(SEE ATTACHED)

SCHEDULE XVII

SLP LOAN LISTS

(SEE ATTACHED)